Exhibit 99.1

CONTACT:
Robert Travis	Scott Larson
Investor Relations	Press Inquiries
Sycamore Networks, Inc.	Sycamore Networks, Inc.
978-250-3432	978-250-3433
bob.travis@sycamorenet.com	scott.larson@sycamorenet.com

SYCAMORE NETWORKS, INC. REPORTS FOURTH QUARTER AND FISCAL YEAR 2012 FINANCIAL RESULTS

CHELMSFORD, Mass., October 10, 2012 – Sycamore Networks, Inc. (NASDAQ: SCMR), today reported its results for the fourth quarter and fiscal year ended July 31, 2012. Revenue for the fourth quarter of fiscal 2012 was $16.8 million, compared with $13.0 million for the fourth quarter of fiscal 2011. Revenue for fiscal 2012 was $57.3 million, compared with $48.7 million in fiscal 2011.

Net loss for the fourth quarter of fiscal 2012, on a generally accepted accounting principles (“GAAP”) basis, was $2.5 million, or $0.09 per share, compared with a GAAP net loss of $3.6 million, or $0.13 per share for the fourth quarter of fiscal 2011. Net loss for fiscal 2012, on a GAAP basis, was $12.9 million or $0.45 per share, compared with a GAAP net loss of $17.8 million or $0.62 per share for fiscal 2011. Results for the fourth quarter and fiscal year 2012 include a pre-tax asset impairment charge of $0.8 million.

Non-GAAP net loss for the fourth quarter of fiscal 2012 was $0.9 million, or $0.03 per share, compared with a non-GAAP net loss of $2.5 million, or $0.09 per share for the fourth quarter of fiscal 2011. Non-GAAP net loss for fiscal 2012 was $8.7 million, or $0.30 per share, compared with non-GAAP net loss of $14.7 million, or $0.51 per share for fiscal 2011. The reconciliation between net loss on a GAAP basis and net loss on a non-GAAP basis is provided in a table immediately following the Unaudited Condensed Consolidated Statements of Operations included with this release.

In conjunction with the release of its fourth quarter and fiscal year full financial results, the Company filed its Annual Report on Form 10-K for its fiscal year ended July 31, 2012. Accordingly, the Company will not hold a quarterly earnings call this quarter and we refer you to our filing for additional company information. The Company intends to hold its next quarterly earnings call following the release of its first quarter financial results.

About Sycamore Networks

Sycamore Networks, Inc. (NASDAQ: SCMR) develops and markets intelligent bandwidth management solutions for fixed line and mobile network operators worldwide. We also develop and market a mobile broadband solution designed to help mobile operators reduce congestion in mobile access networks. Sycamore products enable network operators to efficiently and cost-effectively provision and manage network capacity to support a wide range of converged services such as voice, video and data. Our global customer base includes Tier 1 service providers, government agencies, and utility companies. For more information, please visit www.sycamorenet.com.

Use of Non-GAAP Financial Measures

The Company provides non-GAAP financial data in addition to providing financial results in accordance with generally accepted accounting principles (GAAP). These measures are not in accordance with or an alternative for GAAP, and may be different from non-GAAP measures used by other companies. The Company believes that the items excluded from the non-GAAP results have one or more of the following characteristics: their magnitude and timing are largely outside of the Company’s control; they are unrelated to the ongoing operation of the business in the ordinary course; they are unusual, and the Company does not expect them to occur in the ordinary course of business; or they are non-operational, non-cash expenses involving stock option grants.

The non-GAAP financial data is provided to enhance the reader’s overall understanding of the Company’s current financial performance and its prospects for the future. Specifically, the Company believes the non-GAAP results provide useful information to both management and investors by excluding certain expense and income items that the Company believes are not indicative of the Company’s core operating results. In addition, since the Company has historically reported non-GAAP results to the investment community, the Company believes the inclusion of non-GAAP numbers provides consistency in its financial reporting. Further, these non-GAAP results are one of the primary indicators management uses for planning and forecasting in future periods. The non-GAAP financial data should be considered in addition to, not as a substitute for or a more appropriate indicator of, operating results, cash flows, or other measures of financial performance prepared in accordance with GAAP.

Caution Regarding Forward-Looking Statements

We wish to caution you that certain matters discussed in this news release may constitute “forward-looking statements,” as defined under the federal securities laws. Risks and uncertainties relating to the Company’s business could cause actual events and results to differ materially from those stated or implied in such statements. Potential risks and uncertainties include, among others, the Company’s reliance on a limited number of customers; industry pricing pressures; the Company’s decision to focus future development efforts on mobile broadband optimization opportunities; the high cost of product development and keeping pace with evolving features and technologies desired by customers; unexpected difficulties in developing and marketing new mobile broadband optimization products; the inability of new products to achieve market acceptance or to function as expected; the consolidation of both suppliers and customers in the telecommunications marketplace; possible changes to the Company’s business in connection with consideration of strategic options to enhance shareholder value; and general economic conditions. More information about potential factors that could affect the Company’s business and financial results is included in the section entitled “Risk Factors” in the Company’s reports filed on Forms 10-Q and 10-K with the Securities and Exchange Commission. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.

Sycamore Networks, Inc.

Unaudited Condensed Consolidated Balance Sheets

(in thousands)

	July 31, 2012	July 31, 2011
Assets

Current assets:
Cash and cash equivalents	$136,654	$60,765
Short-term investments	234,965	335,847
Accounts receivable, net	7,785	8,764
Inventories	8,469	11,537
Prepaid and other current assets	1,589	1,770

Total current assets	389,462	418,683

Property and equipment, net	4,276	5,978
Long-term investments	67,774	44,786
Other assets	422	290

Total Assets	$461,934	$469,737

Liabilities and Stockholders’ Equity

Current liabilities:
Deferred revenue	$7,871	$9,141
Other current liabilities	8,401	8,325

Total current liabilities	16,272	17,466

Long term deferred revenue	1,469	1,812
Long term liabilities	1,962	1,702

Total liabilities	19,703	20,980

Common stock	29	29
Additional paid-in capital	1,589,357	1,583,124
Accumulated deficit	(1,146,882)	(1,133,958)
Other equity	(273)	(438)

Total stockholders’ equity	442,231	448,757

Total Liabilities and Stockholders’ Equity	$461,934	$469,737

Sycamore Networks, Inc.

Unaudited Condensed Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	July 31, 2012	July 31 2011	July 31 2012	July 31 2011

Revenue	$16,799	$12,959	$57,285	$48,688
Cost of revenue	7,179	5,627	24,331	22,510

Gross profit	9,620	7,332	32,954	26,178

Operating expenses:
Research and development	6,470	6,635	27,190	26,619
Sales and marketing	2,752	2,614	10,444	10,755
General and administrative	2,568	1,932	8,759	8,194
Asset impairment	790	—	790	—
Restructuring	—	—	(271)	—

Total operating expenses	12,580	11,181	46,912	45,568

Loss from operations	(2,960)	(3,849)	(13,958)	(19,390)

Interest and other income, net	233	312	1,098	1,950

Loss before income taxes	(2,727)	(3,537)	(12,860)	(17,440)
Income tax expense (benefit)	(202)	81	64	358

Net loss	$(2,525)	$(3,618)	$(12,924)	$(17,798)

Net loss per share:
Basic	$(0.09)	$(0.13)	$(0.45)	$(0.62)
Diluted	$(0.09)	$(0.13)	$(0.45)	$(0.62)

Weighted average shares outstanding:
Basic	28,879	28,692	28,807	28,567
Diluted	28,879	28,692	28,807	28,567

Sycamore Networks, Inc.

Reconciliation of Selected GAAP-based Measures to Non-GAAP-based Measures

(in thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	July 31, 2012	July 31, 2011	July 31, 2012	July 31, 2011

GAAP gross profit	$9,620	$7,332	$32,954	$26,178
Less:
Restructuring	—	—	—	339
Stock-based compensation expense	152	170	618	466

Non-GAAP gross profit	$9,772	$7,502	$33,572	$26,983

GAAP operating expenses	$12,580	$11,181	$46,912	$45,568
Less:
Restructuring	—	—	(271)	—
Stock-based compensation expense-R&D	363	386	1,519	848
Stock-based compensation expense-S&M	178	256	749	719
Stock-based compensation expense-G&A	224	259	903	718
Asset impairment	790	—	790	—

Non-GAAP operating expenses	$11,025	$10,280	$43,222	$43,283

GAAP loss from operations	$(2,960)	$(3,849)	$(13,958)	$(19,390)
Less:
Restructuring	—	—	(271)	339
Stock-based compensation expense	917	1,071	3,789	2,751
Asset impairment	790	—	790	—

Non-GAAP loss from operations	$(1,253)	$(2,778)	$(9,650)	$(16,300)

GAAP net loss	$(2,525)	$(3,618)	$(12,924)	$(17,798)
Less:
Restructuring	—	—	(271)	339
Stock-based compensation expense	917	1,071	3,789	2,751
Asset impairment	790	—	790	—
Income tax	(107)	—	(107)	—

Non-GAAP net loss	$(925)	$(2,547)	$(8,723)	$(14,708)

GAAP net loss per share:
Basic	$(0.09)	$(0.13)	$(0.45)	$(0.62)
Diluted	$(0.09)	$(0.13)	$(0.45)	$(0.62)

Less:
Restructuring	$0.00	$0.00	$(0.01)	$0.01
Stock-based compensation expense	$0.03	$0.04	$0.13	$0.10
Asset impairment	$0.03	$0.00	$0.03	$0.00
Income tax	$0.00	$0.00	$0.00	$0.00

Non-GAAP net loss per share:
Basic	$(0.03)	$(0.09)	$(0.30)	$(0.51)
Diluted	$(0.03)	$(0.09)	$(0.30)	$(0.51)